Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2022 Q3 Financial Results

Xi’an, China, November [14], 2021 -- ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCBB: EUBG), a digital marketing consulting company, today announced its unaudited financial results for the third quarter ended September 30, 2022.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “During the third quarter, our business and operations continued to be materially and negatively impacted by the COVID-19 situation in China. The decrease of our business was mainly due to the drop of our consultancy services income, generated from clients who engaged in online courses business. These end customers became more patient and cautious in choosing online courses. We are continuing to seek out different business opportunities to stabilize our income streams.”

“As of September 30, 2022, the COVID-19 pandemic situation in China continues to be dynamic, and near-term challenges across the economy remain. Substantially all of our revenues and operations are concentrated in China and demand for our consulting services by small and medium-sized enterprises were adversely affected due to widespread economic disruptions during the COVID-19 outbreak. Specifically, as a result of government mandated closures of non-essential business in China, many of our customers’ business were suspended while others permanently closed their businesses,” Mr. Tao added.

Third Quarter 2022 Unaudited Financial Results

	Three months ended September 30,
	2022	2021
Revenue	$801,784	$1,622,471
Cost of revenue	(140,009)	(870,967)
Gross profit	661,775	751,504
Selling expenses	(10,043)	(54,921)
General and administrative expenses	(423,931)	(326,090)
Total other (expenses) income, net	(124,016)	38,847
Income before income tax	103,785	409,340
Income tax expense	(135,784)	(201,789)
Net (loss) income	$(31,999)	$207,551

●	Revenue decreased by 50.6% to $801,784 due to the decrease our consultancy services and sourcing and marketing services income

●	Gross profit decreased by 11.9% to $661,775

●	Net income decreased by $239,550 to a net loss of $31,999

Revenue and cost of revenue: During the three months ended September 30, 2022, we generated revenue of $801,784 compared to $1,622,471 for the three months ended September 30, 2021, representing a decrease of $820,687 or 50.6% as compared with the prior period.

Cost of revenue was $140,009 for the three months ended September 30, 2022 compared to $870,967 for the three months ended September 30, 2021. The decrease of cost of revenue for the three months ended September 30, 2022 was mainly due to our senior management no longer directly involved in performing the services but focused on management work. Therefore, less direct senior management costs were incurred in the consultancy services and souring and marketing service.

Gross profit: We generated a gross profit of $661,775 and $751,504 for the three months ended September 30, 2022 and 2021, respectively.

Net (loss) income: As a result of the above, we resulted a net loss of $31,999 and generated a new income of $207,551 for the three months ended September 30, 2022 and 2021, respectively.

Cash and cash equivalents. As of September 30, 2022 and December 31, 2021, $6,330,431 and $7,649,129 of the Company’s cash and cash equivalents, respectively were held at financial institutions and online payment platforms located in the PRC and Hong Kong that management believes to be of high credit quality.

Nine months ended September 30, 2022 Financial Results

	Nine months ended September 30,
	2022	2021
Revenue	$2,851,656	$4,479,415
Cost of revenue	(565,820)	(1,289,739)
Gross profit	2,285,836	3,189,676
Selling expenses	(34,957)	(224,935)
General and administrative expenses	(1,066,604)	(905,391)
Total other income, net	35,905	108,941
Income before income tax	1,220,180	2,168,291
Income tax expense	(595,156)	(872,063)
Net income	$625,024	$1,296,228

●	Revenue decreased by 36.3% to $2,851,656 due to the decrease in our consultancy services income

●	Gross profit decreased by 28.3% to $2,285,836

●	Net income decreased by $671,204 to $625,024

Revenue and cost of revenue: During the nine months ended September 30, 2022, we generated revenue of $2,851,656 compared to $4,479,415 for the nine months ended September 30, 2021, representing a decrease of $1,627,759 or 36.3% as compared with the prior period. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $2,405,874 as compared with last period.

During the nine months ended September 30, 2022, we generated $267,874 from our new digital training related services and $911,733 from our consultancy services to a customer who engaged in live streaming business. However, these new income streams only compensated a part of the revenue reduction in current period. The digital training related services with Jade Bird remain suspended as of today. Therefore, we expected the new revenue will not be available to compensate the revenue reduction until further notice.

Cost of revenue was $565,820 for the nine months ended September 30, 2022 compared to $1,289,739 for the nine months ended September 30, 2021. For the nine months ended September 30, 2022, the cost of revenue mainly represented the staff costs for our consulting services and the agency fees for our digital training related services.

Gross profit: We generated a gross profit of $2,285,836 and $3,189,676 for the nine months ended September 30, 2022 and 2021, respectively.

Net income: As a result of the above, we generated a net income of $625,024 and $1,296,228 for the nine months ended September 30, 2022 and 2021, respectively.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Specifically, the Company’s statements regarding trading on the OTCBB market and closing the initial public offering are forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Hana Yin
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +1-949-416-8888 (from U.S.)

+86 185-0119-2929 (from China)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In U.S. dollars except for number of shares)

	September 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,330,431	$7,649,129
Accounts receivable	287,436	67,940
Loan and interest receivables	983,699	-
Other receivables and prepayments	41,068	55,925
Total current assets	7,642,634	7,772,994

NON-CURRENT ASSETS
Plant and equipment, net	202,431	281,448
Operating lease right-of-use assets, net	93,387	146,698
Total non-current assets	295,818	428,146

TOTAL ASSETS	$7,938,452	$8,201,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$115,833
Other payables and accrued liabilities	225,119	402,158
Contract liabilities	-	216,142
Receipt in advance	-	5,161
Operating lease liabilities, current	51,119	59,370
Tax payables	133,931	39,545
Amount due to a director	167,935	171,443
Total current liabilities	578,104	1,009,652

NON-CURRENT LIABILITY
Deferred tax liabilities	297,200	342,546
Operating lease liabilities, non-current	42,269	87,328
Total non-current liabilities	339,469	429,874

TOTAL LIABILITIES	917,573	1,439,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2021: Nil) shares issued and outstanding as of September 30, 2022	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2021: 1,701,181,423) shares issued and outstanding as of September 30, 2022	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings (accumulated deficit)	267,621	(357,403)
Accumulated other comprehensive income	64,181	429,940
Total stockholders’ equity	7,020,879	6,761,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,938,452	$8,201,140

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(In U.S. dollars except for number of shares)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenue	801,784	1,622,471	$2,851,656	$4,479,415
Cost of revenue	(140,009)	(870,967)	(565,820)	(1,289,739)
Gross profit	661,775	751,504	2,285,836	3,189,676
Selling expenses	(10,043)	(54,921)	(34,957)	(224,935)
General and administrative expenses	(423,931)	(326,090)	(1,066,604)	(905,391)
Profit from operations	227,801	370,493	1,184,275	2,059,350
Other income (expenses):
Interest income	10,522	15,934	33,489	66,213
Exchange gain (loss)	(135,842)	8,957	(107,920)	(3,088)
Sundry income	1,304	13,956	110,336	45,816
Total other income (expenses), net	(124,016)	38,847	35,905	108,941
Income before income tax	103,785	409,340	1,220,180	2,168,291
Income tax expense	(135,784)	(201,789)	(595,156)	(872,063)
Net (loss) income	$(31,999)	207,551	$625,024	$1,296,228
Other comprehensive (loss) income		-
Foreign currency translation adjustment	(128,843)	(2,946)	(365,759)	63,036
Total comprehensive (loss) income	$(160,842)	204,605	$259,265	$1,359,264

Net (loss) income per share - Basic and diluted	$0.00 *	0.00 *	$0.00 *	$0.00 *
Weighted average number of common shares outstanding - Basic and Diluted	1,701,181,423	1,701,181,423	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(In U.S. dollars)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$625,024	$1,296,228
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	62,516	62,222
Amortization of operating lease right-of-use assets	40,575	39,248
Deferred tax	(33,117)	(319,660)
Changes in operating assets and liabilities:
Other receivables and prepayments	11,128	(179,961)
Accounts receivable	(244,432)	95,800
Accounts payable	(111,527)	431,690
Other payables and accrued liabilities	(159,123)	(284,226)
Tax payables	106,699	(445,713)
Contract liabilities	(208,106)	4,158
Receipt in advance	(4,969)	(34,318)
Operating lease liabilities	(40,574)	(43,614)
Net cash generated from operating activities	44,094	621,854

Cash flows from investing activities
Purchase of property, plant and equipment	(9,746)	-
Acquisition of debt products	-	(2,781,482)
Redemption of debt products	-	5,872,017
Loan receivables to unrelated third parties	(1,060,394)	(499,554)
Loan to a related company	-	(123,621)
Repayment from a related company	-	312,401
Repayment from a unrelated third party	-	499,554
Net cash (used in) generated from investing activities	(1,070,140)	3,279,315

Cash flows from financing activities
Repayment of borrowings from a director	(3,490)	(128,751)
Advance from a director	-	67,882
Net cash used in financing activities	(3,490)	(60,869)

Effect of exchange rates on cash	(289,162)	37,171

Net (decrease) increase in cash and cash equivalents	(1,318,698)	3,877,471
Cash and cash equivalents at beginning of period	7,649,129	3,846,470
Cash and cash equivalents at end of period	$6,330,431	$7,723,941

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$369,878	$1,115,659
Withholding tax paid	$151,485	$517,145